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                                                                 Exhibit 10.47


                             TERMINATION AGREEMENT


     This Agreement (the "Agreement") is made this 26th day of December 1997, by and between Boston Chicken, Inc., a Delaware corporation (hereinafter referred to as the "Company"), and Mark R. Goldston (hereinafter referred to as "Goldston").

                                    Recitals
                                    --------

     Goldston has served as a consultant to, and a director, officer and employee of, the Company. Goldston resigned as Vice Chairman of the Board and as a director of the Company effective December 26, 1997. In consideration of the mutual covenants hereinafter set forth and in full satisfaction of any claim Goldston may have or assert arising from or in any way relating to his employment or engagement with, and separation from, the Company, the parties hereto agree as follows:

                                   Covenants
                                   ---------

     In consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Termination Payments. In full satisfaction of any obligations the Company may have to Goldston relating in any way to his employment or engagement with, and separation from, the Company, the Company agrees to pay to Goldston
(a) the sum of $300,000 in cash, which shall be payable to Goldston on the later of (i) January 5, 1998 or (ii) five business days after the expiration of the revocation period described in Section 12(c) hereof, and (b) the sum of $240,000 in cash, which shall be payable in twenty-six (26) substantially equal installments over the one-year period commencing upon the expiration of the revocation period described in Section 12(c) hereof. The Company shall be entitled to deduct from all such payments all applicable FICA contributions, federal and state income taxes and any other payroll taxes. The Company shall have the option to pay the amounts provided for herein in registered shares of common stock, $.01 par value per share, of the Company.

     2. Confidentiality. Goldston acknowledges that he is a party to the Confidentiality Agreement dated as of June 2, 1995, a copy of which is attached hereto as Schedule A (the "Confidentiality Agreement"), reaffirms his obligations thereunder and agrees to comply therewith.

     3. Inventions, Designs and Product Developments. All inventions, innovations, designs, ideas and product developments developed or conceived by Goldston, solely or jointly with others, whether or not patentable or copyrightable, at any time during the employment or engagement of Goldston by the Company and that relate to the actual or then-currently planned business activities of the Company or its subsidiaries (collectively, the "Developments") and all of Goldston's right, title and interest therein, shall be the exclusive property of the Company. Goldston hereby assigns, transfers and conveys to the Company all of his right, title and interest in and to any and all such Developments. At any time and from time to time, upon the request of the Company, Goldston shall execute and deliver to the Company any and all instruments, documents and papers, give evidence and do any and all other acts that, in the opinion of counsel for the Company, are or may be necessary or desirable to document such transfer or to enable the Company to file and prosecute applications for and to acquire, maintain and enforce any and all patents, trademark registrations or copyrights under United States or foreign law with respect to any Developments or to obtain any extension, validation, reissue, continuance or renewal of any such patent, trademark or copyright. The Company will be responsible for the preparation of any such instruments, documents and papers and for the prosecution of any such proceedings and will reimburse Goldston for all reasonable expenses incurred by him in compliance with the provisions of this Section.

     4.  Covenant Restricting Solicitation.   For a period of two years from the
date hereof Goldston shall not, directly or indirectly, solicit or attempt to solicit for employment any person who is an employee of the Company on the date of Goldston's date of termination.

     5. Covenant Restricting Competition. The obligations of Goldston set forth in this Section 5 are separate from and in addition to those obligations set forth in any other sections of this Agreement. For a period of two years from the date hereof, Goldston agrees not to compete against the Company and/or any subsidiary or developer thereof by directly or indirectly, owning, managing, operating, controlling, being employed by, participating in, or being connected in any manner with the ownership, management, operation, or control of (A) any entity that prepares, serves, or sells, and derives more than 5% of its revenues (directly or indirectly) from, rotisserie roasted chicken, roasted turkey, baked ham, meat loaf, or pot pies, or (B) any entity, at least 15% of the revenue of which is derived either from items which include chicken products or from any other product which accounts for at least 15% of the revenue of any Boston Market establishment owned or operated by the Company and/or any subsidiary or developer thereof at the time Goldston commences or significantly increases his ownership, management, or other participation therein, which entity described in either (A) or (B) above, is or has outlets located within five miles of any store owned or operated by the Company and/or any subsidiary or developer thereof or within any standard metropolitan statistical area or Designated Market Area in which the Company and/or any subsidiary or developer thereof engage, or have developed specific plans to engage, in business. Nothing in this
Section 5 shall prevent Goldston from participating as an investor, officer, or director in any restaurant venture not covered by the foregoing applicable restrictions, and does not prevent Goldston from investing so as to hold less than 2% of the outstanding shares of any company which is a "reporting company" under the Securities Exchange Act of 1934, as amended.

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     6.  Nondisparagement.   Goldston and the Company each agree not to
disparage, or otherwise speak negatively of, the other. The Company further agrees to use reasonable best efforts to cause its directors not to disparage, or otherwise speak negatively, of Goldston.

     7. Equitable Relief. Each of the parties acknowledges that the restrictions contained in the Confidentiality Agreement and Sections 3, 4, 5 and 6 are reasonable and necessary to protect the legitimate interests of the Company and Goldston, and that any violation of any provisions of those Sections by a party will result in irreparable injury to the other party. Each party also acknowledges that the other party shall be entitled in enforcing the provisions of the Confidentiality Agreement or those Sections to obtain temporary and permanent injunctive relief, without the necessity of proving actual damages, and to an equitable accounting of all earnings, profits and other benefits arising from any such violation, which rights shall be cumulative of and in addition to any other rights or remedies to which such party may be entitled.

     8. Stock Options. (a) Goldston has been granted stock options on shares of the Company and, pursuant to that certain Option Agreement dated as of April 8, 1996, on shares of Einstein/Noah Bagel Corp. all as set forth on Schedule B attached hereto (collectively, the "Options"). The Options to purchase 125,362 shares of common stock granted on November 10, 1997 shall continue to vest in accordance with their terms and to be exercisable in each case for a period of one year after they have vested, provided, however, that the Company shall have the right to terminate, at any time and for any reason, the vesting and exercisability of all of such Options other than the options to purchase 41,787 shares which vest on November 10, 1998 and provided further that all of such Options shall terminate and be of no further force and effect upon any material breach by Goldston of the Confidentiality Agreement or Sections 3, 4, 5 or 6 hereof. All other Options shall continue to vest for a period of one year from the date hereof and shall continue to be exercisable for a period of two years from the date hereof, in each case pursuant to and in accordance with the terms thereof; provided, however, that such options shall terminate and be of no further force and effect upon any material breach by Goldston of the Confidentiality Agreement or Sections 3, 4, 5 or 6 hereof. In the event that the Company intends to terminate Goldston's options pursuant to this Section 8(a), in the event of a material breach that is capable of being cured, the Company shall first provide Goldston written notice thereof, which notice shall set forth in reasonable detail Goldston's breach of covenants. Upon receipt of such notice Goldston shall have ten (10) days in which to cure any such alleged breach which is capable of being cured.

          (b) Goldston shall not be eligible for any additional stock option grants after the date hereof.

     9.  Goldston Representations.   Goldston represents and warrants to
the Company that (i) he is free to enter into this Agreement and (ii) this Agreement does not violate the terms of any other agreement to which Employee is a party or by which he is bound.

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     10.  Waiver.   Failure by either party to insist upon strict compliance
with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right or remedy at any other time or times.

     11. Severability. Each section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable and if for any reason any such portion of this Agreement is held to be invalid, contrary to, or in conflict with any applicable present or future law or regulation in a final, unappealable ruling issued by any court, agency or tribunal with competent jurisdiction in a proceeding to which the Company is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible, which shall continue to be given full force and effect and bind the parties hereto. Goldston agrees that if any provisions hereof shall be adjudicated to be invalid or unenforceable in whole or in part, such modifications made to this Agreement as a result of such adjudication shall be effective only in the particular jurisdiction in which such adjudication is made. To the extent any provision hereof is deemed unenforceable by virtue of its scope but may be enforceable by limitations thereon, the parties hereto agree that the same shall be enforceable to the fullest extent permissible under the laws and public policies applied in such jurisdiction in which the enforcement is sought. The parties hereto hereby authorize any court of competent jurisdiction to modify the restrictive covenants to the extent necessary to make the same enforceable.

     12.  Releases.   (a)   In partial consideration for the termination
payments provided for in Section 1 hereof, Goldston acknowledges and agrees that he, for himself and his successors, assigns and legal representatives, fully and forever releases and discharges the Company, its subsidiaries and area developers and their respective officers, directors, employees, agents, representatives and insurers (collectively, the "Company Released Parties") from and against any and all claims, liabilities, demands, obligations, damages, actions, or causes of action of any nature or type whatsoever, whether or not presently known, including future claims, liabilities, demands, obligations, damages, actions or causes of action if based in whole or part on acts or omissions occurring before he delivers this release to the Company, in any way relating to his employment or engagement with, his separation from, or his investment in the Company, except, in each case, for his rights described in this Agreement, rights under the Company's Director and Officer Insurance Policy, under the indemnification provisions of the Company's Certificate of Incorporation and under the provisions of Section 145 of the Delaware General Corporation Law ("DGCL"), in each case as they relate to his duties and service as an officer and director of the Company, if any. Goldston acknowledges and agrees that the legal rights and claims that he is giving up include, but are not limited to, his rights, if any, under all state and federal statutes that protect him from discrimination in employment on the basis of sex, race, national origin, religion, disability and age, such as the Age Discrimination in Employment Act of 1987, Title VII of the Civil Rights Act of

                                       4
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1964, as amended, the Rehabilitation Act of 1973, the Americans With
Disabilities Act, the Family and Medical Leave Act, the Equal Pay Act, and the Colorado Civil Rights Act, as well as all common law rights and claims, such as breach of contract, express or implied, tort, whether negligent or intentional, wrongful discharge and any claim for fraud, omission or misrepresentation against the Company Released Parties.

          (b) The Company acknowledges and agrees that it, for itself and its successors and assigns fully and forever releases and discharges Goldston, his heirs and legal representatives from and against any and all claims, liabilities, demands, obligations, damages, actions, or causes of action of any nature or type whatsoever, whether or not presently known, including future claims, liabilities, demands, obligations, damages, actions or causes of action if based in whole or in part on acts or omissions occurring before it delivers this release to Goldston, except, in each case, for the Company's rights described in this Agreement, the Company's rights under the Company's Director and Officer Insurance policy and the Company's right under Section 145 of the DGCL to be reimbursed by Goldston, if required by law, for expenses of any litigation advanced to him in defense of such litigation, including the Undertaking relating to reimbursement of expenses incurred in connection with Case No. 97-WM-1308 entitled In re Boston Chicken, Inc. Securities Litigation.

          (c) Goldston acknowledges that he has up to 21 days after he has received this Agreement to consider whether to sign it. In addition, after he has signed and delivered this Agreement to the Company, it will not be effective or enforceable until the end of a seven-day revocation period beginning the day that he delivers it to the Company. During this seven-day period, Goldston may revoke this Agreement, without reason and in his sole judgment, but he may do so only by delivering a written statement of revocation to the Company as provided in Section 18. If the Company does not receive Employee's written statement of revocation by the end of the revocation period, then this Agreement will become legally enforceable and Goldston may not thereafter revoke it. Any termination of this Agreement in accordance with its terms shall not effect the validity of the releases contained in this Section 12.

          (d) Goldston acknowledges that he has been fully advised of the contents of Section 1542 of the Civil Code of the State of California and he hereby expressly waives all rights and benefits under that section and under any law of any jurisdiction of similar effect with respect to his release of any claims he may have against the Company. Section 1542 reads as follows:

          "Section 1542. (General Release Claims Extinguished). A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."



                                       5
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     13.  Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns. This Agreement shall inure to the benefit of and be enforceable by the personal or legal representatives, executors, administrators, successors, assigns, heirs, distributees and/or legatees of Goldston, except that duties and responsibilities of Goldston under this Agreement are personal to him, and are not subject to assignment or transfer by him.

     14. Entire Agreement. This Agreement and the Confidentiality Agreement contain the entire agreement between the parties concerning the termination of Goldston's employment with the Company. This Agreement may not be modified or rescinded except by a written agreement to such effect signed by both parties.

     15. Arbitration. Any controversy, claim or dispute between the parties relating to or arising out of this Agreement will be finally settled by arbitration governed by the then current Commercial Arbitration Rules of the American Arbitration Association in accordance with the terms of this Agreement, provided, however, that the Company shall not be prevented from seeking or obtaining in any court of competent jurisdiction appropriate injunctive relief in the event of a breach of the Confidentiality Agreement or any of the provisions of Sections 3, 4, 5 or 6 of this Agreement. Any arbitration will be conducted in Denver, Colorado by a panel of three neutral arbitrators.

     16. Confidentiality and Publicity. (a) The parties agree to maintain the confidentiality of this Agreement and the terms hereof (the "Confidential Information"), except that (i) either party may make disclosures of Confidential Information that has become publicly known other than by an action of the disclosing party, or a person acting on their behalf, in violation of the terms of this Agreement, (ii) the Company may make such disclosure of Confidential Information as it may determine to be required under applicable securities laws or the rules of any applicable securities exchange or quotation system, or in connection with the preparation of any disclosure document to be distributed to investors, lenders or similar persons, (iii) either party may disclose Confidential Information that it may be legally compelled to disclose (after using reasonable best efforts to notify the other party hereto in advance of such disclosure, and reasonably cooperating in efforts of the other party to resist such disclosure), (iv) either party may disclose such Confidential Information as may be required to permit it to enforce the provisions of this Agreement, and (v) either party may disclose Confidential Information to its attorneys, accountants or other professional advisors.

          (b) The Company agrees to provide Goldston, to the extent he is available, the opportunity to review prior to its issuance any press release to be issued by the Company that mentions his name, provided, however, that this section shall not be interpreted to limit Company's ability to issue any press release that mentions Goldston's name that the Company deems necessary, based on the advice of its counsel, with or without his review.

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          (c) Goldston agrees to provide the Company an opportunity to review any press release or other public communication or statement he may make regarding the Company prior to the issuance of such press release or, to the extent practicable, making of such communication or statement.

     17. Future Cooperation. Goldston agrees to cooperate in good faith with the Company in any third-party litigation instituted by or against the Company with respect to matters which occurred during the period in which Goldston was employed by or served as a director or officer of the Company. The Company agrees to reimburse Goldston or reasonable expenses incurred by him in connection with such cooperation with respect to such matters.

     18. Notices. All notices, request, demands, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or by electronic transmission. If mailed, first class, certified mail, postage prepaid, or sent by reliable overnight delivery service and addressed as follows, or at such other addresses as the parties hereto may from time to time designate in writing, such notices, requests, demands, and other communications shall be deemed delivered three business days after being so duly posted:

          to the Company:               Boston Chicken, Inc.
                                        14123 Denver West Parkway
                                        Golden, CO  80401
                                        Attention:  General Counsel
                                        Facsimile:  (303) 216-3490

          to Employee:                  Mark R. Goldston
                                        3347 Clerendon Road
                                        Beverly Hills, CA   90210
                                        Facsimile:  (818) 784-4454

     19. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts made and to be performed therein.

     20. Survival. The parties acknowledge and agree that the covenants contained in this Agreement and Confidentiality Agreement shall survive the termination of Goldston's employment or engagement with the Company.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.



EMPLOYEE:                               BOSTON CHICKEN, INC.

                                        By:  /s/ Joel M. Alam
                                           ----------------------------

/s/ Mark R. Goldston                    Its:  Senior Vice President
----------------------------                ---------------------------
Mark R. Goldston

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